UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

Aberdeen Singapore Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811- 06115	22-3054608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, 32nd Floor
Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(800)-522-5465

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(b) Engagement of new independent registered public accounting firm

On September 12, 2017, upon the recommendation of its Audit Committee, the Board of Directors of Aberdeen Singapore Fund, Inc. (the “Fund”) approved the engagement of KPMG LLP (“KPMG”) as the independent registered public accounting firm for the Fund for the fiscal year ending October 31, 2017, contingent on KPMG’s delivery of an independence letter that is satisfactory to the Fund’s Audit Committee. After completing its standard client evaluation procedures and delivering its independence letter to the Audit Committee, KPMG accepted the engagement, which became effective on November 9, 2017.  The Board and its Audit Committee considered the engagement of KPMG in connection with the resignation of the Fund’s former independent registered accounting firm on September 12, 2017, which was previously disclosed in the Fund’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 18, 2017 (SEC Accession Number: 0001104659-17-057525).

During the Fund’s two most recent fiscal years (ended October 31, 2016 and October 31, 2015) and the subsequent interim period through November 9, 2017, neither the Fund, nor anyone on its behalf, consulted with KPMG, on behalf of the Fund, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Fund’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017	Aberdeen Singapore Fund, Inc.

/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

[Signature Page to Form 8-K]

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